EXHIBIT 99.1

Broadwind Announces Chief Financial Officer Succession Plan

CICERO, Ill., Sept. 08, 2021 (GLOBE NEWSWIRE) -- Broadwind (NASDAQ: BWEN), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced that Jason Bonfigt, Vice President and Chief Financial Officer, informed the Board of Directors of his intent to pursue other opportunities. Mr. Bonfigt’s resignation is not related to the Company's operations, policies or practices, including its controls or financial-related matters.

Mr. Bonfigt joined Broadwind in 2008 and has served as Chief Financial Officer since July 2017. Mr. Bonfigt will continue in his current role through October 1, 2021, after which Eric Blashford, President and CEO, will also assume the role of interim Chief Financial Officer. In conjunction with this transition, Thomas Ciccone has been promoted to Vice President, effective September 6, 2021, and Principal Accounting Officer of Broadwind, effective October 1, 2021. Mr. Ciccone has held various corporate positions within Broadwind during the past 13 years, most recently serving as Corporate Controller and Assistant Treasurer since 2017.

“On behalf of our Board of Directors, I would like to thank Jason for his many contributions to our long-term growth and development during these last 13 years,” stated Eric Blashford, President and CEO. “We wish him well as he enters this next chapter of his career.”

“Tom Ciccone is an experienced, valued member of our finance leadership team,” continued Blashford. “In his new role as our Principal Accounting Officer, Tom will lead our external reporting, treasury and corporate finance functions, as we continue to build a best-in-class precision manufacturing company uniquely equipped to lead the ongoing clean energy transition. Our team is energized, focused and well-positioned to capitalize on both new and existing organic and inorganic opportunities across wind, solar and next generation technologies that accelerate the shift toward net-zero emissions.”

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic, including as a result of emerging variants: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the CARES Act; (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

INVESTOR RELATIONS CONTACT

Noel Ryan, IRC
Investor@BWEN.com